AMENDMENT TO DISTRIBUTION AGREEMENT


          THIS AMENDMENT TO DISTRIBUTION AGREEMENT is made as of April 17, 2003, by and between CALIFORNIA DAILY TAX FREE INCOME FUND, INC., a Maryland corporation (the "Fund"), on behalf of the CIBC World Markets California
Tax Exempt Fund Class Shares ("CIBC Shares"), and REICH & TANG
DISTRIBUTORS, INC. (the "Distributor").

                             W I T N E S S E T H:

           WHEREAS, the Fund and Distributor are parties to that certain Distribution Agreement, dated as of July 25, 2002 (the "Distribution Agreement"), pursuant to which the Distributor serves as distributor for the CIBC shares of the Fund; and

           WHEREAS, the Fund and Distributor desire to amend the Distribution Agreement to modify the term of the Distribution Agreement.

            NOW, THEREFORE, the parties hereby agree as follows:

            1. Article 11 of the Distribution Agreement is hereby amended by modifying the annual expiration date to September 30 of each successive contract year (each twelve-month period computed from October 1); and

            2. The Distribution Agreement, as expressly amended hereby, shall continue in full force and effect.

            IN WITNESS WHEREOF, the parties hereto have executed this AMENDMENT TO DISTRIBUTION AGREEMENT as of the day and year first above written.


                                    CALIFORNIA DAILY TAX FREE INCOME FUND, INC.


                                     By: /s/ Rosanne Holtzer
                                         -------------------
                                         Name:Rosanne Holtzer
                                         Title:Secretary

                                    REICH & TANG DISTRIBUTORS, INC.


                                     By:  /s/ Richard De Sanctis
                                          ----------------------
                                          Name: Richard De Sanctis
                                          Title:Executive Vice President &
                                                Chief Financial Officer